Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Left Behind Games, Inc. (the “Company”) for the fiscal year ended March 31, 2009, I, Troy A. Lyndon, the Chief Executive Officer and Chairman (Principal Executive Officer and Financial/Accounting Officer) of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the quarter ending March 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the fiscal year ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated: July 15, 2009

/s/ Troy A. Lyndon

Troy A. Lyndon

Chief Executive Officer and Chairman

(Principal Executive Officer)

(Principal Financial/Accounting Officer)